Exhibit 10.1

AMENDMENT

TO

BARNES & NOBLE, INC.

2004 INCENTIVE PLAN

Section 10.3 of the 2004 Incentive Plan of Barnes & Noble, Inc. is hereby deleted in its entirety and the following substituted in lieu thereof:

“Section 10.3   Adjustments. To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary dividend or other similar distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.”